Exhibit 99.1

Zoran Corporation:

Karl Schneider

Chief Financial Officer

(408) 523-6500

ir@zoran.com

Bonnie McBride

(415) 454-8898

bonnie@avalonir.com

Zoran Corporation Announces Expiration of Hart-Scott-Rodino Waiting Period for

Proposed Merger with Microtune, Inc.

Sunnyvale, Calif. — October 29, 2010 — Zoran Corporation (NASDAQ: ZRAN) announced today that the 30-day waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, applicable to Zoran’s proposed merger with Microtune, Inc. (NASDAQ: TUNE), expired at 11:59 pm Eastern Daylight Time on October 28, 2010. Completion of the transaction remains subject to other customary closing conditions, including approval by Microtune’s stockholders. Zoran anticipates that the transaction will be completed in the fourth quarter of 2010.

About Zoran

Zoran Corporation, based in Sunnyvale, California, is a leading provider of digital solutions for the digital entertainment and digital imaging markets. With over two decades of expertise developing and delivering digital signal processing technologies, Zoran has pioneered high-performance digital audio and video, imaging applications and Connect Share Entertain technologies for the digital home. Zoran’s proficiency in integration delivers major benefits for OEM customers, including greater capabilities within each product generation, reduced system costs, and shorter time to market. Zoran-based DTV, set-top box, DVD, digital camera, and multifunction printer products have received recognition for excellence and are now in hundreds of millions of homes and offices worldwide. With headquarters in the U.S. and additional operations in China, France, India, Israel, Japan, Korea, Sweden, Taiwan, and the U.K., Zoran may be contacted on the World Wide Web at www.zoran.com or at 408-523-6500.

Zoran and the Zoran logo are trademarks or registered trademarks of Zoran Corporation and/or its subsidiaries in the United States or other countries. All other names and brands may be claimed as property of others.

About Microtune

Microtune, Inc. is a receiver solutions company that designs and markets advanced radio frequency (RF) and demodulator electronics for worldwide customers. Its products, targeted to the cable, digital television and automotive entertainment markets, are engineered to deliver high-performance and reliable video, voice and data signals across a diverse range of end products, from HDTVs, set-top boxes and cable modems to car radios. Microtune is headquartered in Plano, Texas, with key design and sales centers located around the world. The website is www.microtune.com or www.microtune.cn.

Additional Information and Where to Find It

Microtune has filed with the Securities and Exchange Commission (the “SEC”) on October 19, 2010 a definitive proxy statement relating to the solicitation of proxies from Microtune’s stockholders in connection with the proposed merger transaction, and may file other documents with the SEC regarding the proposed merger transaction. BEFORE MAKING ANY VOTING DECISION, MICROTUNE’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND SUCH OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER TRANSACTION. Microtune’s stockholders will be able to obtain, without charge, a copy of the proxy statement, as well as such other documents, at the SEC’s website (http://www.sec.gov) once such documents are filed with the SEC. Microtune’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and such other documents when they become available at Microtune’s Internet website at http://phx.corporate-ir.net/phoenix.zhtml?c=121862&p=irol-sec or by directing a request by mail or telephone to Microtune, Inc., 2201 10th Street, Plano, Texas 75074, Attention: Investor Relations Department, (972) 673-1850.

Participants in the Solicitation

Zoran Corporation, Microtune, Inc. and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed merger transaction. Information regarding Zoran’s directors and officers is available in Zoran’s proxy statement for its 2010 annual meeting of stockholders and Zoran’s 2009 Annual Report on Form 10-K, which were filed with the SEC on April 29, 2010 and March 1, 2010, respectively. Information regarding Microtune’s directors and executive officers is available in Microtune’s proxy statement for its 2010 annual meeting of stockholders, which was filed with the SEC on April 9, 2010. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed merger transaction is included in the definitive proxy statement filed by Microtune with the SEC on October 19, 2010.

Forward-Looking Statements

This press release includes forward-looking statements regarding the proposed merger transaction between Zoran Corporation and Microtune, Inc., including without limitation statements regarding Zoran’s expectations regarding the transaction’s effects on its financial results, statements regarding the timing and likelihood of closing the proposed transaction and statements regarding the benefits of the proposed transaction. Many risks and uncertainties could cause actual results or events to differ materially from those contained in these forward-looking statements, including without limitation risks and uncertainties associated with: the possibility that the closing of the transaction may be delayed or may not occur; difficulties with the integration process or the realization of the anticipated benefits of the transaction; general economic conditions affecting the consumer electronics industry; and litigation or regulatory matters involving antitrust or other issues that could affect the closing of the transaction. Please refer to the discussion of these risks and uncertainties under the caption “Risk Factors” and elsewhere in Forms 10-K, 10-Q and 8-K filed by Zoran Corporation and Microtune, Inc. with the Securities and Exchange Commission for further information regarding risks and uncertainties that could cause actual results or events to differ materially from those contained in the forward-looking statements included in this press release.